                                                                    EXHIBIT 23.5

                   CONSENT OF WILLIAMS, KASTNER & GIBBS PLLC

We consent to the reference to our firm under the caption, "Legal Matters" in the September 1999 Registration Statement (on Form S-3) of Waste Connections, Inc. with respect to common shares, preferred shares and debt securities of
Waste Connections, Inc. (Registration No. 333-       ).


                                                  WILLIAMS, KASTNER & GIBBS PLLC

Seattle, Washington
September 23, 1999